NOVASTAR ANNOUNCES FOURTH QUARTER 2006 EARNINGS

RELEASE AND EARNINGS CONFERENCE CALL

KANSAS CITY, MO., February 13, 2007 – NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, will report fourth quarter 2006 financial results on February 20, 2007. A conference call to discuss fourth quarter results will take place on February 20, 2007 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).

To participate in the conference call, please call 1-877-704-5381 approximately 15 minutes before the scheduled start of the call. If you are unable to participate in the live event, a replay will be available until February 27, 2007 at 1-888-203-1112. The confirmation code for the replay is 5093421.

The call may also be accessed at NovaStar’s website – www.novastarmortgage.com. A copy of the presentation slides will be posted approximately one hour before the start of the earnings conference call.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, invests in and services residential nonconforming loans. The company specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

Investor Relations Contact

Jeff Gentle

816.237.7424